Exhibit 1.01

NOV Inc.

Conflict Minerals Report

For the reporting period from January 1, 2025 to December 31, 2025

This Conflict Minerals Report of NOV Inc. (the “Company,” “NOV,” “we,” “us,” or “our”) for the calendar year ended December 31, 2025 is presented pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations on issuers whose manufactured products include cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (the “Designated Minerals”), where such Designated Minerals are necessary to the functionality or production of such products. If any Designated Minerals necessary to functionality or production of such products originated from the Democratic Republic of the Congo or an adjoining country that shares an internationally recognized border with the Democratic Republic of the Congo (the “Conflict Region”) and are not from recycled or scrap sources, the Rule imposes certain additional due diligence and reporting obligations.

Product Description

This Conflict Minerals Report covers all products manufactured by NOV or contracted to be manufactured for NOV. Those products include, but are not limited to, those listed in Attachment A to this Conflict Minerals Report. After evaluating our product lines, we have determined that certain products that we manufacture or contract to manufacture contain the Designated Minerals and that such Designated Minerals are necessary to the function or production of such product(s).

Conflict Minerals Policy

NOV’s policy is to develop a “conflict-free” supply chain – one that does not use Designated Minerals sourced from mines or smelters that have directly or indirectly aided armed groups in the Conflict Region.

A copy of our policy can be found at: http://investors.nov.com/phoenix.zhtml?c=97690&p=irol-govconduct.

Reasonable Country of Origin Inquiry

Our conflict minerals compliance program was initiated with a review of our product portfolio. NOV is a global company with a complex and multi-tiered supply chain. Due to this complexity, NOV relies on our Tier 1 suppliers to provide input regarding the source of conflict minerals in both the raw materials and parts that we purchase for use in the manufacture of our products. We expect our Tier 1 suppliers to also implement policies and procedures comparable to NOV’s to obtain thorough and accurate chain of custody information for the purpose of this reporting.

NOV utilizes an internally developed and computerized Conflict Minerals Management System (the “CMM System”) that provides a platform for conflict minerals compliance by all NOV business units impacted by conflict minerals. Suppliers identified as providing goods containing any of the Designated Minerals are flagged within The CMM System as potential “Conflict Minerals” suppliers delivering items containing Designated Minerals. The identified suppliers are directed to complete an online Reasonable Country of Origin Inquiry (“RCOI”). The purpose of our CMM System is to determine which suppliers should complete an RCOI, and further to identify suppliers requiring additional Due Diligence (see “Due Diligence” below) based on the RCOI responses.

For the 2025 calendar year, we asked 692 suppliers we identified as relevant to complete an online RCOI through our CMM System. The survey response rate was 31%. Of the 215 suppliers who responded, no supplier reported having sourced from the Conflict Region in a manner which benefited armed groups in the region. NOV continues to work with our suppliers to obtain this information to increase our visibility on the use of conflict minerals in our supply chain.

Due Diligence

Our due diligence process is designed to be consistent with Annex I of the Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”). All steps taken by NOV in preparing this Conflict Minerals Report are in accordance with the OECD Framework.

Our due diligence activities generally included follow-up questions with the relevant suppliers or their sub-suppliers within the supply chain, a review of smelter or refiner certifications, a review of materials spec sheets, and similar activities designed to determine whether raw materials and/or purchased subcomponents used in our products contain Designated Minerals, the source of any Designated Minerals, and whether that source directly or indirectly aids armed groups in the Conflict Region.

Based on the information that was provided by our suppliers and otherwise obtained through the due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the Designated Minerals contained in our in-scope products may have included the smelters and refiners listed in Attachment B below. The list is not comprehensive, and it is also likely over-inclusive in that it includes some smelters or refiners that are not in the Company’s supply chain due to supplier responses being provided at the company or divisional level (rather than item level reporting).

This Conflict Minerals Report was not subjected to an independent private sector audit.

Attachment A

List of Products

The following products are more fully described in the company’s Form 10-K, which may be found publicly on our internet website at:

http://investors.nov.com/phoenix.zhtml?c=97690&p=irol-reportsannual

Artificial Lift Systems

Blenders

Blowout Preventers and other Pressure Control Equipment

Cranes

Coiled Tubing Equipment

Completion Tools

Derricks, Substructures and Masts

Downhole Fluids

Downhole Motors and other Downhole Tools

Drill Bits

Drill Pipe and Tubulars

Electric Rig Motors

Fiberglass and Steel Storage Tanks

Fiberglass Pipes and Connectors

Floating Offshore Wind Structures

Floating Production Systems

Fracturing Tools and Technologies

Hoisting Systems

Instrumentation

Land Rig Packages

Manifolds and Wellheads

Motion Compensation Systems

Mud Pumps and other Fluid Transfer Technologies

Offshore Drilling Equipment Packages

Pipe Handling Systems

Pipe Handling Tools

Power Generators and Lighting

Pressure Pumping Trucks and Pumps

Rig Instrumentation and Control Systems

Rotary Equipment

Sanders

Solids Control and Waste Management Systems

Stimulation Equipment

Surface Transfer Pumps

Top Drives and other Power Transmission Systems

Turret Mooring Systems

Wind Turbine Installation and Cable Lay Vessels

Wireline Units and Tools

Attachment B

In connection with our RCOI and due diligence process, our suppliers identified the smelters and refiners listed below as potentially having processed the Conflict Minerals contained in our in-scope products in calendar year 2025.

Smelter List

CID	Metal	Smelter or Refiner Name	Country
CID000019	Gold	Aida Chemical Industries	JAPAN
CID000082	Gold	Asahi Metalfine	JAPAN
CID000090	Gold	Asaka Riken	JAPAN
CID000157	Gold	Boliden Ronnskar	SWEDEN
CID004604	Gold	Impala Refineries – BMR	SOUTH AFRICA
CID004610	Gold	Impala Rustenburg	SOUTH AFRICA
CID000035	Gold	Agosi AG	GERMANY
CID000113	Gold	Aurubis AG	GERMANY
CID000176	Gold	C. Hafner GmbH	GERMANY
CID000180	Gold	Caridad	MEXICO
CID000185	Gold	CCR Refinery – Glencore	CANADA
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND
CID000233	Gold	Chimet	ITALY
CID000264	Gold	Chugai Mining	JAPAN
CID000343	Gold	Daye Non-Ferrous Metals Mining	CHINA
CID000359	Gold	Do Sung Corporation	KOREA, REPUBLIC OF
CID000401	Gold	Dowa	JAPAN
CID000425	Gold	Eco-System Recycling - East Plant	JAPAN
CID000671	Gold	Hangzhou Fuchunjiang Smelting	CHINA
CID000689	Gold	LT Metal	KOREA, REPUBLIC OF
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong	CHINA
CID000711	Gold	Heraeus Germany GmbH	GERMANY
CID000767	Gold	Hunan Chenzhou Mining	CHINA
CID000773	Gold	Hunan Guiyang Yinxing Smelting	CHINA
CID000778	Gold	HwaSeong CJ	KOREA, REPUBLIC OF
CID000801	Gold	Inner Mongolia Qiankun	CHINA
CID000807	Gold	Ishifuku Metal Industry	JAPAN
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID000823	Gold	Japan Mint	JAPAN
CID000855	Gold	Jiangxi Copper	CHINA
CID000920	Gold	Asahi Refining	USA
CID000924	Gold	Asahi Refining Canada	CANADA
CID000937	Gold	JX Nippon Mining & Metals	JAPAN
CID000956	Gold	Kazakhmys Smelting	KAZAKHSTAN
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper	USA
CID000981	Gold	Kojima Chemicals	JAPAN
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
CID001032	Gold	L'azurde Company	SAUDI ARABIA
CID001078	Gold	LS MnM Inc.	KOREA, REPUBLIC OF
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery	CHINA
CID001113	Gold	Materion	USA
CID001119	Gold	Matsuda Sangyo	JAPAN
CID001147	Gold	Metalor Technologies	CHINA
CID001149	Gold	Metalor Technologies.	CHINA
CID001152	Gold	Metalor Technologies PTE	SINGAPORE
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	USA
CID001161	Gold	Metalurgica Met-Mex Penoles	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Gold	Mitsui Mining and Smelting	JAPAN
CID001220	Gold	Nadir Metal Rafineri	TURKEY
CID001236	Gold	Navoi MMC	UZBEKISTAN
CID001259	Gold	Nihon Material	JAPAN
CID001352	Gold	MKS PAMP SA	SWITZERLAND

CID	Metal	Smelter or Refiner Name	Country
CID001362	Gold	Penglai Penggang Gold Industry	CHINA
CID001397	Gold	PT Aneka Tambang	INDONESIA
CID001325	Gold	Ohura Precious Metal Industry	JAPAN
CID001498	Gold	PX Precinox S.A.	SWITZERLAND
CID001512	Gold	Rand Refinery	SOUTH AFRICA
CID001534	Gold	Royal Canadian Mint	CANADA
CID001546	Gold	Sabin Metal	USA
CID001562	Gold	Samwon Metals	KOREA, REPUBLIC OF
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001619	Gold	Tiancheng Biological Gold	CHINA
CID001622	Gold	Shandong Zhaojin Refinery	CHINA
CID001736	Gold	Sichuan Tianze Precious Metals	CHINA
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN
CID001798	Gold	Sumitomo Metal Mining	JAPAN
CID001810	Gold	Super Dragon Technology	TAIWAN
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID001909	Gold	Great Wall Precious Metals	CHINA
CID001916	Gold	Shandong Gold Smelting	CHINA
CID001938	Gold	Tokuriki Honten	JAPAN
CID001947	Gold	Tongling Nonferrous Metals Group	CHINA
CID001955	Gold	Torecom	KOREA, REPUBLIC OF
CID001980	Gold	Umicore Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining	USA
CID002003	Gold	Valcambi S.A.	SWITZERLAND
CID002030	Gold	Western Australian Mint	AUSTRALIA
CID002100	Gold	Yamakin	JAPAN
CID002129	Gold	Yokohama Metal	JAPAN
CID002224	Gold	Zhongyuan Gold Smelter	CHINA
CID002243	Gold	Gold Refinery of Zijin Mining	CHINA
CID002282	Gold	Morris and Watson	NEW ZEALAND
CID002290	Gold	SAFINA A.S.	CZECHIA
CID002509	Gold	MMTC-PAMP	INDIA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
CID002525	Gold	Shandong Humon Smelting	CHINA
CID002527	Gold	Shenzhen Zhonghenglong	CHINA
CID002560	Gold	Al Etihad Gold Refinery DMCC	UAE
CID002562	Gold	International Precious Metal Refiners	UAE
CID002580	Gold	T.C.A S.p.A	ITALY
CID002582	Gold	Remondis PMR	NETHERLANDS
CID002584	Gold	Fujairah Gold FZC	UAE
CID002588	Gold	Shirpur Gold Refinery	INDIA
CID002605	Gold	Korea Zinc	KOREA, REPUBLIC OF
CID002606	Gold	Marsam Metals	BRAZIL
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
CID002708	Gold	Abington Reldan Metals	USA
CID002750	Gold	Shenzhen CuiLu Gold	CHINA
CID002760	Gold	Albino Mountinho	PORTUGAL
CID002761	Gold	SAAMP	FRANCE
CID002762	Gold	L'Orfebre S.A.	ANDORRA
CID002763	Gold	8853 S.p.A.	ITALY
CID002765	Gold	Italpreziosi	ITALY
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY
CID002779	Gold	Ogussa GmbH	AUSTRIA
CID002863	Gold	Bangalore Refinery	INDIA
CID002867	Gold	Degussa Goldhandel GmbH	GERMANY
CID002872	Gold	Pease & Curren	USA
CID002893	Gold	Jalan & Company	INDIA
CID002918	Gold	SungEel HiMetal	KOREA, REPUBLIC OF
CID002919	Gold	Planta Recuperadora	CHILE
CID002920	Gold	ABC Refinery	AUSTRALIA
CID002973	Gold	Safimet S.p.A	ITALY
CID002857	Gold	Modeltech	MALAYSIA

CID	Metal	Smelter or Refiner Name	Country
CID003153	Gold	Center for Physical Sciences and Technology	LITHUANIA
CID003186	Gold	Gold Coast Refinery	GHANA
CID003189	Gold	NH Recytech Company	KOREA, REPUBLIC OF
CID003324	Gold	QG Refining	USA
CID003348	Gold	Dijllah Gold Refinery	UAE
CID003382	Gold	CGR Metalloys	INDIA
CID003424	Gold	Eco-System Recycling Co., Ltd. North	JAPAN
CID003425	Gold	Eco-System Recycling Co., Ltd. West	JAPAN
CID003461	Gold	Augmont Enterprises Private Limited	INDIA
CID003487	Gold	Emerald Jewel Industry - Unit 1	INDIA
CID003488	Gold	Emerald Jewel Industry - Unit 2	INDIA
CID003489	Gold	Emerald Jewel Industry - Unit 3	INDIA
CID003490	Gold	Emerald Jewel Industry - Unit 4	INDIA
CID003497	Gold	K.A. Rasmussen	NORWAY
CID003500	Gold	Alexy Metals	USA
CID003548	Gold	MD Overseas	INDIA
CID003557	Gold	Metallix Refining Inc.	USA
CID003575	Gold	Metal Concentrators	SOUTH AFRICA
CID003615	Gold	Weeerefining	FRANCE
CID003641	Gold	Gold by Gold	COLOMBIA
CID003663	Gold	Dongwu Gold Group	CHINA
CID003666	Gold	SAM Precious Metals	UAE
CID003690	Gold	Noble Metal Services	USA
CID004010	Gold	Coimpa Industrial	BRAZIL
CID004435	Gold	Shenzhen Jinjunwei	CHINA
CID004506	Gold	GG Refinery	TANZANIA
CID004697	Gold	Attero Recycling	INDIA
CID004714	Gold	Impala PMR	SOUTH AFRICA
CID004755	Gold	Elite Industech	TAIWAN
CID000197	Gold	Yunnan Copper Industry	CHINA
CID000493	Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
CID000927	Gold	JSC Ekaterinburg Non-Ferrous	RUSSIAN FEDERATION
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
CID001056	Gold	Lingbao Gold	CHINA
CID001204	Gold	Moscow Special Alloys	RUSSIAN FEDERATION
CID001326	Gold	OJSC Krastsvetmet	RUSSIAN FEDERATION
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
CID001756	Gold	Shyolkovsky PMR	RUSSIAN FEDERATION
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID002515	Gold	Fidelity Printers and Refiners	ZIMBABWE
CID002516	Gold	Singway Technology	TAIWAN
CID002561	Gold	Emirates Gold DMCC	UAE
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA
CID002852	Gold	GGC Gujrat Gold Centre	INDIA
CID002865	Gold	Kyshtym Copper-Electrolytic	RUSSIAN FEDERATION
CID003185	Gold	African Gold Refinery	UGANDA
CID003383	Gold	Sovereign Metals	INDIA
CID003463	Gold	Kundan Care Products	INDIA
CID004491	Gold	Titan Company Limited	INDIA
CID005006	Gold	Gasabo Gold Refinery	RWANDA
CID005014	Gold	MTP Belen Plant	PERU
CID000103	Gold	Atasay Kuyumculuk	TURKEY
CID000128	Gold	Bangko Sentral	PHILIPPINES
CID002312	Gold	Guangdong Jinding Gold	CHINA
CID000651	Gold	Guoda Safina High-Tech Environmental	CHINA
CID002587	Gold	Industrial Refining Company	BELGIUM
CID002563	Gold	Kaloti Precious Metals	UAE
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery	CHINA
CID000522	Gold	Refinery of Seemine Gold	CHINA

CID	Metal	Smelter or Refiner Name	Country
CID002853	Gold	Sai Refinery	INDIA
CID002567	Gold	Sudan Gold Refinery	SUDAN
CID000041	Gold	Almalyk Mining and Metallurgical Complex	UZBEKISTAN
CID000015	Gold	Advanced Chemical Company	USA
	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000058	Gold	AngloGold Ashanti Corrego	BRAZIL
CID000460	Tantalum	F&X Electro-Materials	CHINA
CID000616	Tantalum	Ximei Resources Guangdong	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals	CHINA
CID000917	Tantalum	Jiujiang Tanbre	CHINA
CID001076	Tantalum	AMG Brasil	BRAZIL
CID001163	Tantalum	Metallurgical Products	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting	JAPAN
CID001200	Tantalum	NPM Silmet AS	ESTONIA
CID001277	Tantalum	Ningxia Orient Tantalum Industry	CHINA
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium	CHINA
CID001869	Tantalum	Taki Chemical	JAPAN
CID001891	Tantalum	Telex Metals	USA
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials	CHINA
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID002504	Tantalum	D Block Metals	USA
CID002505	Tantalum	FIR Metals & Resource	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium	CHINA
CID002508	Tantalum	XinXing HaoRong Electronic Material	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium	CHINA
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials	CHINA
CID002539	Tantalum	Kemet de Mexico	MEXICO
CID002544	Tantalum	Taniobis	THAILAND
CID002545	Tantalum	Taniobis GmbH	GERMANY
CID002548	Tantalum	Materion Newton	USA
CID002549	Tantalum	TANIOBIS Japan	JAPAN
CID002550	Tantalum	TANIOBIS Smelting GmbH	GERMANY
CID002557	Tantalum	Global Advanced Metals Boyertown	USA
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002707	Tantalum	Resind Industria e Comercio	BRAZIL
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID003583	Tantalum	Yancheng Jinye New Material Technology	CHINA
CID003926	Tantalum	5D Production OU	ESTONIA
CID004054	Tantalum	PowerX	RWANDA
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
CID004813	Tantalum	Jiangxi Suns Nonferrous Materials	CHINA
CID001508	Tantalum	QuantumClean	USA
CID001508	Tantalum	QuantumClean	USA
CID000211	Tantalum	Changsha South Tantalum Niobium	CHINA
CID000456	Tantalum	Exotech	USA
CID003191	Tantalum	Jiujiang Janny New Material	CHINA
CID002556	Tantalum	Plansee SE Reutte	AUSTRIA
CID002232	Tantalum	Zhuzhou Cemented Carbide Group	CHINA
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy	CHINA
CID000292	Tin	Alpha Assembly Solutions	USA
CID000313	Tin	PT Premium Tin Indonesia	INDONESIA
CID000402	Tin	Dowa	JAPAN
CID000438	Tin	EM Vinto	BOLIVIA
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL

CID	Metal	Smelter or Refiner Name	Country
CID000468	Tin	Fenix Metals	POLAND
CID000538	Tin	Gejiu Non-Ferrous Metal Processing	CHINA
CID001070	Tin	China Tin Group	CHINA
CID001105	Tin	Malaysia Smelting Corporation	MALAYSIA
CID001142	Tin	Metallic Resources	USA
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL
CID001182	Tin	Minsur	PERU
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID001231	Tin	Jiangxi New Nanshan Technology	CHINA
CID001314	Tin	O.M. Manufacturing	THAILAND
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID001458	Tin	PT Prima Timah Utama	INDONESIA
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA
CID001539	Tin	Rui Da Hung	TAIWAN
CID001898	Tin	Thaisarco	THAILAND
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis	CHINA
CID002036	Tin	White Solder Metalurgia e Mineracao	BRAZIL
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals	CHINA
CID002180	Tin	Tin Smelting Branch of Yunnan Tin	CHINA
CID002468	Tin	Magnu's Minerais Metais e Ligas	BRAZIL
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002517	Tin	O.M. Manufacturing Philippines	PHILIPPINES
CID002570	Tin	CV Ayi Jaya	INDONESIA
CID002572	Tin	Cao Bang Minerals Electro-Mechanical	VIETNAM
CID002574	Tin	Tuyen Quang Non-Ferrous Metals JSC	VIETNAM
CID002593	Tin	PT Rajehan Ariq	INDONESIA
CID002696	Tin	PT Cipta Persada Mulia	INDONESIA
CID002703	Tin	An Vinh Joint Stock Mineral Processing	VIETNAM
CID002706	Tin	Resind Industria e Comercio	BRAZIL
CID002756	Tin	Super Ligas	BRAZIL
CID002773	Tin	Aurubis Beerse	BELGIUM
CID002774	Tin	Aurubis Berango	SPAIN
CID002776	Tin	PT Bangka Prima Tin	INDONESIA
CID002858	Tin	Modeltech	MALAYSIA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal	CHINA
CID003190	Tin	Chifeng Dajingzi Tin Industry	CHINA
CID003325	Tin	Tin Technology & Refining	USA
CID003356	Tin	CiEXPO Environmental	CHINA
CID003379	Tin	Ma'anshan Weitai	CHINA
CID003387	Tin	Luna Smelter	RWANDA
CID003397	Tin	Yunnan Yunfan Non-Ferrous Metals	CHINA
CID003409	Tin	Precious Minerals and Smelting	INDIA
CID003410	Tin	Gejiu City Fuxiang Industry and Trade	CHINA
CID003449	Tin	PT Mitra Sukses Globalindo	INDONESIA
CID003486	Tin	CRM Fundicao De Metais	BRAZIL
CID003524	Tin	CRM Synergies	SPAIN
CID003582	Tin	Fabrica Auricchio Industria e Comercio	BRAZIL
CID003868	Tin	PT Putera Sarana Shakti	INDONESIA
CID004065	Tin	Mining Minerals Resources SARL	DRC
CID004403	Tin	Takehara PVD Materials Plant	JAPAN
CID004434	Tin	Malaysia Smelting Corporation Berhad	MALAYSIA
CID004692	Tin	Rikayaa Greentech	INDIA
CID004724	Tin	Woodcross Smelting	UGANDA

CID	Metal	Smelter or Refiner Name	Country
CID004754	Tin	Global Advanced Metals Greenbushes	AUSTRALIA
CID004796	Tin	Longnan Chuangyue Environmental	CHINA
CID000377	Tin	Dongguan Best Alloys	CHINA
CID000555	Tin	Gejiu Zili Mining And Metallurgy	CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade	CHINA
CID001305	Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
CID002015	Tin	VQB Mineral and Trading Group JSC	VIET NAM
CID002573	Tin	Nghe Tinh Non-Ferrous Metals JSC	VIET NAM
CID005067	Tin	PT Arsed Indonesia	INDONESIA
CID005189	Tin	P Kay Metal	USA
CID003380	Tin	PT Masbro Alam Stania	INDONESIA
CID002844	Tin	HuiChang Hill Tin Industry	CHINA
CID003208	Tin	Pongpipat Company	MYANMAR
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID001460	Tin	PT Refined Bangka Tin	INDONESIA
CID001486	Tin	PT Timah Nusantara	INDONESIA
CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA
CID001493	Tin	PT Tommy Utama	INDONESIA
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA
CID001406	Tin	PT Babel Surya Alam Lestari	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID003205	Tin	PT Bangka Serumpun	INDONESIA
CID003381	Tin	PT Rajawali Rimba Perkasa	INDONESIA
CID001428	Tin	PT Bukit Timah	INDONESIA
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA
CID003831	Tin	DS Myanmar	MYANMAR
CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA
CID002478	Tin	PT Tirus Putra Mandiri	INDONESIA
CID001457	Tin	PT Panca Mega Persada	INDONESIA
CID001758	Tin	Soft Metais	BRAZIL
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA
CID000466	Tin	Feinhutte Halsbrucke GmbH	GERMANY
CID001419	Tin	PT Bangka Tin	INDONESIA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten	CHINA
CID000281	Tungsten	CNMC PGMA	CHINA
CID000568	Tungsten	Global Tungsten & Powders	USA
CID000825	Tungsten	Japan New Metals	JAPAN
CID000966	Tungsten	Kennametal Fallon	USA
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002082	Tungsten	Xiamen Tungsten	CHINA
CID002313	Tungsten	Jiangxi Minmetals Gao'an	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-Ferrous	CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten	CHINA
CID002320	Tungsten	Xiamen Tungsten	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten	CHINA
CID002494	Tungsten	Ganzhou Seadragon	CHINA
CID002502	Tungsten	Asia Tungsten Products Vietnam	VIETNAM
CID002513	Tungsten	Hunan Shizhuyuan Nonferrous	CHINA
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID002542	Tungsten	TANIOBIS Smelting GmbH	GERMANY
CID002543	Tungsten	Masan High-Tech Materials	VIETNAM
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products	CHINA
CID002589	Tungsten	Niagara Refining LLC	USA
CID002641	Tungsten	China Molybdenum Tungsten	CHINA
CID003407	Tungsten	Lianyou Metals	TAIWAN

CID	Metal	Smelter or Refiner Name	Country
CID003417	Tungsten	Hubei Green Tungsten	CHINA
CID003427	Tungsten	Albasteel Fundicao	BRAZIL
CID003468	Tungsten	Cronimet Brasil	BRAZIL
CID003609	Tungsten	Fujian Xinlu Tungsten	CHINA
CID003662	Tungsten	Yudu Ansheng Tungsten	CHINA
CID003993	Tungsten	Tungsten Vietnam JSC	VIETNAM
CID004034	Tungsten	Nam Viet Cromit JSC	VIETNAM
CID004397	Tungsten	Lianyou Resources	TAIWAN
CID004430	Tungsten	Shinwon Tungsten	CHINA
CID004619	Tungsten	Kenee Mining	VIETNAM
CID000769	Tungsten	Hunan Jintai New Material	CHINA
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
CID002724	Tungsten	Unecha Refractory Metals	RUSSIAN FEDERATION
CID002845	Tungsten	Moliren	RUSSIAN FEDERATION
CID003408	Tungsten	JSC Kirovgrad Hard Alloys Plant	RUSSIAN FEDERATION
CID003416	Tungsten	NPP Tyazhmetprom	RUSSIAN FEDERATION
CID003612	Tungsten	OOO Technolom 2	RUSSIAN FEDERATION
CID003614	Tungsten	OOO Technolom 1	RUSSIAN FEDERATION
CID004438	Tungsten	Philippine Carreytech Metal	PHILIPPINES
CID004797	Tungsten	Philippine Bonway Manufacturing	PHILIPPINES
CID000875	Tungsten	Ganzhou Huaxing Tungsten	CHINA
CID002833	Tungsten	ACL Metais Eireli	BRAZIL
CID003553	Tungsten	Artek	RUSSIAN FEDERATION
CID004060	Tungsten	Dongkuk Industries	KOREA, REPUBLIC OF
CID003978	Tungsten	Hannae	KOREA, REPUBLIC OF
CID003643	Tungsten	LLC Vostok	RUSSIAN FEDERATION
CID004056	Tungsten	Malamet Smelting	MALAYSIA
CID002827	Tungsten	Philippine Chuangxin Industrial	PHILIPPINES
CID000766	Tungsten	Hunan Chenzhou Mining	CHINA
CID000105	Tungsten	Kennametal Huntsville	USA
CID002538	Tungsten	Sanher Tungsten	VIETNAM
CID005017	Tungsten	Southern Mining Smelting	LAOS
CID005012	Tungsten	Jing Yuan Tungsten	TAIWAN
CID005068	Tungsten	S.P.T. Spol.s.r.o	CZECHIA
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN
CID000218	Tungsten	Guangdong Xianglu Tungsten	CHINA

*The United States Department of Treasury, Office of Foreign Assets Control designated African Gold Refinery (“AGR”) (CID003185) as a Specially Designated National on March 17, 2022. The Company did not identify any direct transactions or contractual relationships with AGR. However, thirty-seven of our suppliers reported that they utilized AGR in their supply chain. Due to the over-reporting nature of the information collection process, and the nature of our and our subsidiaries’ supply chains, we are unable to confirm whether or not this entity, or any smelter or refiner, is or was active in our supply chain. We have initiated risk mitigation activities as part of our risk management plan, that includes notifying our Tier 1 Suppliers of the presence of this smelter and requesting either item-level reporting on the use of Designated Minerals in the actual products sold to NOV, or requesting their action to address and remove the smelter(s) or refiner(s) from their supply chain.